EXHIBIT 16.2

LETTER FROM HASKELL & WHITE LLP



                                  March 5, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements of Columbialum Staffing, Inc. (formerly Columbialum, Ltd.) pertaining to our firm included under Item 4 of Form 8-K and agree with such statements as they pertain to our firm.

Very truly yours,

/s/  Haskell & White LLP
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HASKELL & WHITE LLP